                                                                   EXHIBIT 11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of The Charles Schwab Family of Funds of our reports dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Government Money Fund, Schwab U.S. Treasury Money Fund, Schwab Value Advantage Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab Institutional Advantage Money Fund and Schwab Retirement Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the headings "Accountants and Reports to Shareholders" in the Statements of Additional Information.

/s/ Price Waterhouse LLP


Price Waterhouse LLP
San Francisco, California
April 29, 1997